EXHIBIT 99.1

Crescent Financial Corporation Announces Solid Earnings and Strong Asset Growth for Q3

CARY, N.C., Oct. 15, 2007 (PRIME NEWSWIRE) -- Crescent Financial Corporation (Nasdaq:CRFN), parent company of Crescent State Bank of Cary, North Carolina, today announced unaudited net income for the quarter ended September 30, 2007 of $1,563,000 or $.16 per diluted share compared with $1,274,000 or $0.16 per diluted share for the prior year period. Per share results for 2006 have been adjusted to reflect the 11-for-10 stock split occurring in May 2007. Although unaudited net income increase by 23% in the current quarter compared to the prior year period, earnings per share was flat due in part to the issuance of 2.7 million shares, adjusted for the split, in conjunction with the August 31, 2006 acquisition of Port City Capital Bank located in Wilmington, NC.

Third quarter earnings resulted from impressive growth in earning assets over the past twelve months. Since September 30, 2006, earning assets have increased by $125 million or 20%, all of which represents internal growth. For the three month period July 1 through September 30, 2007, gross loans increased by over $43 million. The strong loan demand largely accounted for the $666,000 loan provision recorded during the current quarter compared with $182,000 for the prior period quarter. The Company has no exposure to the sub prime sector in the lending portfolio.

The growth in earning assets resulted in an increase in net interest income of $1.9 million or 38% compared to the prior period despite the net interest margin declining to 3.72% from 3.89%. While our net interest margin somewhat stabilized compared with the 3.73% reported in the second quarter, the recent interest rate reductions will result in additional pressure on margin in the short-term. Non-interest income declined in the current quarter to $689,000 compared to $695,000 for the prior year period. The decline is primarily attributable to a $48,000 reduction in mortgage loan origination fees. Non-interest expenses increased by $970,000 or 28%. The majority of the increases occurred in those expense categories most impacted by the Port City Capital Bank acquisition such as employee compensation, occupancy and data processing. Recent changes in the Federal Deposit Insurance Corporation assessments caused insurance premiums to increase five fold.

For the nine months ended September 30, 2007, Crescent reported net income of $4,476,000 or $.47 per diluted share compared with $3,260,000 or $0.45 per diluted share for the nine months ended September 30, 2006. Net interest income for the current nine-month period was $19.6 million, representing an increase of $6.4 million or 49% over the $13.2 million for the prior year period. The net interest margin for the current nine-month period was 3.76% compared to 3.97% for the prior year period. Non-interest income increased by $55,000 or 3% and non-interest expenses increased by $3.8 million or 41%. Port City Capital Bank was acquired on August 31, 2006 and therefore only one month of financial results were included in the September 30, 2006 non-interest expense figures. The provision for loan losses for the current nine-month period was over $1.3 million compared with $617,000 for the prior year period. The significant increase in loan loss provision is primarily due to the $102 million increase in gross loan outstanding since December 31, 2006.

Crescent Financial Corporation reported total assets on September 30, 2007 of $814 million, reflecting a $130 million or 19% increase over total assets of $684 million on September 30, 2006. Total net loans increased by $124 million or 24% to $643 million compared to $519 million at September 30, 2006. Over the past twelve months, total deposits increased by $55 million or 10%, from $540 million to $596 million, and total borrowings increased by 110% from $60 million to $126 million. Total stockholders' equity grew by $8 million from $81 million to $89 million at September 30, 2007.

Mike Carlton, President and CEO, stated, "We are extremely pleased to report another strong quarter in terms of net income and asset growth, despite an extremely challenging climate for the banking industry as a whole. Our team of experienced bankers has been able to generate substantial internal growth due to the favorable economic environments in the markets we serve. We are truly fortunate to be providing banking services in the faster growing communities within North Carolina. Asset quality, our number one priority, continues to be excellent even though there was a slight increase in non performing loans during the period. With that said, our non performing loans to total loans is well below our industry peers. As we move into the fourth quarter, we will continue to build upon the strong foundation for further successes."

Crescent State Bank is a state chartered bank operating eleven banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh, and Wilmington, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank's website at www.crescentstatebank.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation's recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

 Crescent Financial Corporation
 Consolidated Balance Sheet
 (Amounts in thousands except share and per share data)
 (Unaudited)

                 Sept. 30,   June 30,  March 31,   Dec. 31,  Sept. 30,
                    2007       2007       2007     2006(a)      2006
                 ---------  ---------  ---------  ---------  ---------
 ASSETS
 Cash and due
  from banks     $  13,127  $  14,350  $  12,731  $  14,295  $  14,046
 Interest earning
  deposits with
  banks                365      1,021        209        763        812
 Federal funds
  sold               4,054     16,664     13,158         92     11,556
 Investment
  securities
  available for
  sale at fair
  value             89,799     88,240     86,360     84,723     83,827
 Loans             651,652    608,318    586,148    549,819    526,066
 Allowance for
  loan losses       (8,190)    (7,536)    (7,277)    (6,945)    (6,573)
                 ---------  ---------  ---------  ---------  ---------
   Net Loans       643,462    600,782    578,871    542,874    519,493
 Accrued interest
  receivable         3,721      3,422      3,263      3,046      2,950
 Federal Home
  Loan Bank stock    6,566      4,271      4,181      3,583      3,133
 Bank premises
  and equipment      6,921      6,923      6,710      5,908      5,818
 Investment in
  life insurance     9,035      8,947      8,858      5,683      5,633
 Goodwill           30,233     30,233     30,225     30,225     30,284
 Other assets        6,968      7,369      6,911      6,717      6,619
                 ---------  ---------  ---------  ---------  ---------

   Total Assets  $ 814,251  $ 782,222  $ 751,477  $ 697,909  $ 684,171
                 =========  =========  =========  =========  =========

 LIABILITIES AND
 STOCKHOLDERS' EQUITY

 LIABILITIES
 Deposits
  Demand         $  72,653  $  81,181  $  74,127  $  70,420  $  74,875
  Savings          122,359    101,429     95,744     78,379     74,277
  Money market
   and NOW          88,295     97,146    101,088     97,343    110,235
  Time             312,320    338,057    319,050    295,739    280,844
                 ---------  ---------  ---------  ---------  ---------
   Total Deposits  595,627    617,813    590,009    541,881    540,231

 Short-term
  borrowings        10,000         --     18,000     24,451     14,741
 Long-term debt    116,248     75,248     55,248     45,248     45,248
 Accrued expenses
  and other
  liabilities        3,273      3,118      3,179      3,295      2,697
                 ---------  ---------  ---------  ---------  ---------

   Total
    Liabilities    725,148    696,179    666,436    614,875    602,917

 STOCKHOLDERS'
  EQUITY
 Common stock        9,336      9,187      8,302      8,265      8,249
 Additional
  paid-in capital   73,394     72,554     62,832     62,659     62,522
 Retained earnings   6,847      5,285     14,076     12,611     10,967
 Accumulated other
  comprehensive
  loss                (474)      (983)      (169)      (501)      (484)
                 ---------  ---------  ---------  ---------  ---------
   Total
    Stockholders'
     Equity         89,103     86,043     85,041     83,034     81,254

   Total
    Liabilities
    and Stock-
    holders'
    Equity       $ 814,251  $ 782,222  $ 751,477  $ 697,909  $ 684,171
                 =========  =========  =========  =========  =========

   Ending shares
    out-
    standing(b)  9,335,755  9,187,468  9,132,055  9,091,650  9,073,519
   Book value
    per share    $    9.54  $    9.37  $    9.31  $    9.13  $    8.96
   Tangible book
    value per
    share        $    6.19  $    5.95  $    5.87  $    5.67  $    5.60

 Crescent Financial Corporation
 Consolidated Income Statements
 (Amounts in thousands except share and per share data)
 (Unaudited)

                            For the three-month period ended
                 -----------------------------------------------------
                 Sept. 30,   June 30,   March 31,  Dec. 31,  Sept. 30,
                    2007       2007       2007       2006      2006
                 ---------  ---------  ---------  ---------  ---------
 INTEREST INCOME
 Loans           $  12,867  $  12,331  $  11,575  $  11,125  $   8,516
 Investment
  securities
  available for
  sale               1,142      1,096      1,061      1,038        877
 Fed funds sold
  and other
  interest              86        175        121        125        129
                 ---------  ---------  ---------  ---------  ---------
   Total Interest
    Income          14,095     13,602     12,757     12,288      9,522
                 ---------  ---------  ---------  ---------  ---------
 INTEREST EXPENSE
 Deposits            6,121      5,965      5,561      5,161      3,824
 Short-term
  borrowings           149        209        290        234        164
 Long-term debt      1,016        859        662        649        620
                 ---------  ---------  ---------  ---------  ---------
   Total Interest
    Expense          7,286      7,033      6,513      6,044      4,608
                 ---------  ---------  ---------  ---------  ---------
    Net Interest
     Income          6,809      6,569      6,244      6,244      4,914
 Provision for
  loan losses          666        322        359        374        182
                 ---------  ---------  ---------  ---------  ---------
   Net interest
    income after
    provision for
    loan losses      6,143      6,247      5,885      5,870      4,732
                 ---------  ---------  ---------  ---------  ---------
 Non-interest
  income
   Mortgage loan
    origination
    income             146        135        115        138        193
  Service charges
   and fees on
   deposit accounts    336        322        348        341        321
  Realized gain
   /loss on sale
   of securities        --         --         --         --         --
  Other                208        190        166        222        181
                 ---------  ---------  ---------  ---------  ---------
    Total non-
     interest
     income            690        647        629        701        695

 Non-interest
  expense
   Salaries and
    employee
    benefits         2,476      2,535      2,404      2,169      1,899
  Occupancy and
   equipment           582        564        548        547        512
  Data processing      278        257        261        260        205
  Other              1,066      1,267      1,007      1,003        816
                 ---------  ---------  ---------  ---------  ---------
    Total non-
     interest
     expense         4,402      4,623      4,220      3,979      3,432
                 ---------  ---------  ---------  ---------  ---------
    Income before
     income taxes    2,431      2,271      2,294      2,592      1,995
 Income taxes          868        823        828        949        721
                 ---------  ---------  ---------  ---------  ---------
    Net income   $   1,563  $   1,448  $   1,466  $   1,643  $   1,274
                 =========  =========  =========  =========  =========
 NET INCOME PER
  COMMON SHARE(b)
   Basic         $    0.17  $    0.16  $    0.16  $    0.18  $    0.17
   Diluted       $    0.16  $    0.15  $    0.15  $    0.17  $    0.16

 WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING(b)
   Basic         9,246,318  9,140,356  9,093,392  9,074,681  7,282,417
                 =========  =========  =========  =========  =========
   Diluted       9,642,429  9,626,134  9,611,833  9,566,909  7,788,370
                 =========  =========  =========  =========  =========
  Return on
   average assets     0.79%      0.76%      0.82%      0.95%      0.94%
  Return on
   average equity     7.04%      6.73%      7.06%      7.90%      8.99%
  Net interest
   margin             3.72%      3.73%      3.81%      3.92%      3.89%
  Allowance for
   loan losses to
   avg loans          1.26%      1.24%      1.24%      1.26%      1.25%
  Nonperforming
   loans to total
   loans              0.22%      0.10%      0.10%      0.02%      0.02%
  Nonperforming
   assets to total
   assets             0.21%      0.09%      0.10%      0.03%      0.05%

 Crescent Financial Corporation
 Consolidated Income Statements
 (Amounts in thousands except share and per share data)
 (Unaudited)
                                                 For the nine-month
                                                    period ended
                                                    September 30,
                                               ----------------------
                                                  2007         2006
                                               ---------    ---------
 INTEREST INCOME
 Loans                                         $  36,773    $  21,968
 Investment securities available for sale          3,299        2,265
 Fed funds sold and other interest                   382          185
                                               ---------    ---------
   Total Interest Income                          40,454       24,418
                                               ---------    ---------
 INTEREST EXPENSE
 Deposits                                         17,647        9,046
 Short-term borrowings                               648          610
 Long-term debt                                    2,537        1,557
                                               ---------    ---------
    Total Interest Expense                        20,832       11,213
                                               ---------    ---------
     Net Interest Income                          19,622       13,205
 Provision for loan losses                         1,347          617
                                               ---------    ---------
     Net interest income after
      provision for loan losses                   18,275       12,588
                                               ---------    ---------
 Non-interest income
  Mortgage loan origination income                   395          504
  Service charges and fees on deposit accounts     1,006          946
  Realized gain/loss on sale of securities            --           --
  Other                                              564          460
                                               ---------    ---------

    Total non-interest income                      1,965        1,910

 Non-interest expense
  Salaries and employee benefits                   7,416        5,138
  Occupancy and equipment                          1,694        1,471
  Data processing                                    795          574
  Other                                            3,341        2,224
                                               ---------    ---------
    Total non-interest expense                    13,246        9,407
                                               ---------    ---------

    Income before income taxes                     6,994        5,091

 Income taxes                                      2,518        1,831
                                               ---------    ---------

     Net income                                $   4,476    $   3,260
                                               =========    =========

 NET INCOME PER COMMON SHARE (b)
  Basic                                        $    0.49    $    0.49
                                               =========    =========
  Diluted                                      $    0.47    $    0.45
                                               =========    =========

 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (b)
   Basic                                       9,246,318    6,676,558
                                               =========    =========
   Diluted                                     9,642,429    7,186,466
                                               =========    =========

 Return on average assets                           0.79%        0.92%
 Return on average equity                           6.94%        9.21%
 Net interest margin                                3.76%        3.97%
 Allowance for loan losses to avg loans             1.26%        1.25%
 Nonperforming loans to total loans                 0.22%        0.02%
 Nonperforming assets to total assets               0.21%        0.05%

 (a) Derived from audited consolidated financial statements.
 (b) Adjusted, where applicable, for the 11-for-10 stock split declared on April 18, 2007 to be paid on May 22, 2007 to
     stockholders of record on May 11, 2007.

CONTACT: Crescent Financial Corporation
         Michael G. Carlton, President and CEO
         Bruce W. Elder, Vice President
         (919) 466-1000